Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

TENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

PHOENIX TREE HOLDINGS LIMITED

(Adopted by special resolution on October 24, 2019 and effective as of October 28, 2019)

1.                                      The name of the Company is PHOENIX TREE HOLDINGS LIMITED.

2.                                      The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands or at such other place as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and shall include, but without limitation to, the following:

(i)                                     (a)                                 To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(b)                                 To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(ii)                                                                                  To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including but without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(iii)                                                                               To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(iv)                                                                              To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(v)                                                                                 To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefor.

(vi)                                                                              To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors of the Company likely to be profitable to the Company.

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In the interpretation of this Memorandum of Association in general and of this Article in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this Article or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.                                      Except as prohibited or limited by the Companies Law (as amended), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz:

to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest money of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the aforesaid business provided that the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

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5.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.                                      The share capital of the Company is US$50,000, divided into 2,500,000,000 shares, including 1,051,493,148 Ordinary Shares of US$0.00002 par value each; 118,750,000 Series A-1 Preferred Shares of US$0.00002 par value each; 143,750,000 Series A-2 Preferred Shares of US$0.00002 par value each; 256,065,251  Series A-3 Preferred Shares of US$0.00002 par value each; 16,967,466 Series A-2-I Preferred Shares of US$0.00002 par value each; 183,823,115 Series B-1 Preferred Shares of US$0.00002 par value each, 141,000,686 Series B-2 Preferred Shares of US$0.00002 par value each, 27,155,688 Series C-1 Preferred Shares of US$0.00002 par value each, 424,519,909 Series C-2 Preferred Shares of US$0.00002 par value each and 136,474,737 Series D Preferred Shares of US$0.00002 par value each, with power for the Company insofar as is permitted by applicable law and the Articles of Association (including without limitation Schedule A thereto), to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.                                      If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (as amended) and, subject to the provisions of the Companies Law (as amended) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

TENTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

PHOENIX TREE HOLDINGS LIMITED

(Adopted by special resolution on October 24, 2019 and effective as of October 28, 2019)

1.                                      In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Equity Securities” or “New Securities” means all Equity Securities issued by the Company; provided that the term “Additional Equity Securities” does not include (i) Stock Option Shares; (ii) Ordinary Shares issued or issuable in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company; (iii) Ordinary Shares issued or issuable upon conversion or exercise of the Preferred Shares or upon conversion or exercise of any outstanding convertible notes, warrants or options; (iv) Ordinary Shares issued in connection with a Qualified IPO.

“Affiliate” means, (a) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (b) in the case of an individual, shall include, without limitation, his spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid Persons. In the case of an Investor, shall include (i) any Person who holds Shares as a nominee for such Investor, (ii) any shareholder of such Investor, (iii) any entity or individual who has a direct or indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof, (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (v) the relatives of any individual referred to in (iii) above, and (vi) any trust Controlled by or held for the benefit of such individuals referred to in (iii) above.  For the avoidance of doubt, no Investor shall be deemed to be an Affiliate of any Group Company. Notwithstanding the foregoing, “Affiliate” of Antfin shall mean Ant Financial Group and any Person directly or indirectly Controlled by it (other than Antfin), but excluding any mutual funds managed or advised by any of the foregoing whose investment decisions are required by applicable regulations to be made independently.

“Annual Plan” has the meaning specified in Section 6(b) of Schedule A.

“Antfin” means Antfin (Hong Kong) Holding Limited and/or its Affiliates.

“Antfin Director” has the meaning specified in Section 7(b) of Schedule A.

“Ant Financial Group” means Ant Small and Micro Financial Services Group Co., Ltd. (浙江蚂蚁小微金融服务集团股份有限公司), a company organized under the Laws of the PRC and its Subsidiaries.

“Ant Restricted Person” means any Person listed in Exhibit E attached to the Shareholders Agreement, which list may be updated from time to time by Antfin in good faith, provided that the number of the Persons on such list shall be no more than seven (7), and the update of such list shall be no more frequent than once every six (6) Months, and any of the Affiliates and successors of the Persons on such list and any other entity in which any Person on such list holds 30% or more of the total issued and outstanding Equity Securities, including the offshore holding entities that Control such Person(s).  For the avoidance of doubts, in determining the number of the Persons on such list, with respect to a Person, such Person and its Affiliates and successors and any other entity in which such Person holds 30% or more of the total issued and outstanding Equity Securities shall be counted as one (1) Person.

“Antfin/Primavera Securities Subscription Agreement” means that certain Securities Subscription Agreement entered into by and among the Company, Antfin, Ducati Investment Limited, CMC Downtown Holdings Limited, Banyan Partners Fund III, L.P., Banyan Partners Fund III-A, L.P. Joy Capital Opportunity, L.P., SUCCESS GOLDEN GROUP LIMITED, and the other parties thereto, dated on January 10, 2019, regarding the issuance of Series C-1 Preferred Shares and Series C-2 Preferred Shares.

“Articles” means these Articles as originally adopted or as from time to time altered by Special Resolution.

“as adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Auditors” means the Persons for the time being performing the duties of auditors of the Company.

“Board” means the board of directors of the Company.

“Business Cooperation Agreement” means the business cooperation agreement entered into by and among the Company, certain Affiliates of the Company and certain Affiliates of Antfin.

“CMC” means CMC Downtown Holdings Limited, CMC Downtown II Holdings Limited and/or their Affiliates.

“CMC Director” has the meaning specified in Section 7(b) of Schedule A.

“CMC Series D Securities Subscription Agreement” means that certain Securities Subscription Agreement entered into by and among the Company, CMC Downtown II Holdings Limited and the other parties thereto, dated on October 13, 2019, regarding the issuance of Series D Preferred Shares.

“Company” means PHOENIX TREE HOLDINGS LIMITED, an exempted company organized and existing under the laws of the Cayman Islands.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” (and their lower-case counterparts) have meanings correlative to the foregoing.

“Cooperation Documents” has the meaning specified in the Series D Securities Subscription Agreement.

“Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Conversion Share” has the meaning specified in Section 4 of Schedule A.

“Debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Director” means a member of the Board.

“Equity Securities” means any Ordinary Shares or Ordinary Share Equivalents of the Company or any shares, share capital, registered capital, ownership interest, equity interest, any rights, options, or warrants to purchase or exercisable for any of the foregoing, or any securities of any type whatsoever that are, or may become, convertible into, exchangeable for or exercisable for any of the foregoing, including, without limitation, any convertible notes, of any other Person, as the context requires.

“First Original Series C-2 Issue Date” means the date of issuance by the Company of its first Series C Preferred Share to Tiger pursuant to the Series C Securities Subscription Agreement.

“First Original Series D Issue Date” means the date of issuance by the Company of its first Series D Preferred Share to CMC Downtown II Holdings Limited pursuant to the CMC Series D Securities Subscription Agreement.

“Founder” or “Founders” has the meaning specified in the Preamble of the Shareholders Agreement.

“Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

“Group Companies” has the meaning specified in the Shareholders Agreement.

“Investor Director” has the meaning specified in Section 7(b) of Schedule A.

“Investors” means the Series A-1 Investor, Series A-2 Investors, Series A-2-I Investor, Series A-3 Investors, Series B-1 Investors, Series B-2 Investors, Series C-1 Investor, Series C-2 Investors and Series D Investors.

“Joy Capital” means Joy Capital I, L.P., Joy Capital II, L.P., SUCCESS GOLDEN GROUP LIMITED, Joy Capital Opportunity, L.P. and/or their Affiliates.

“Joy Director” has the meaning specified in Section 7(b) of Schedule A.

“Kaiwu” means KIT Cube Limited and/or its Affiliates.

“Kaiwu Director” has the meaning specified in Section 7(b) of Schedule A.

“Key Holder” has the meaning specified in the Shareholders Agreement.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, decree, ruling, assessment, writ or arbitration award issued by any Governmental Authority.

“Liquidation Event” has the meaning specified in Section 2(b) of Schedule A.

“Loss of Control” means any termination of, unapproved amendment to or material breach of any contracts among the Group Companies designed to provide the Company with control over, and the ability to consolidate the financial statements of, direct or indirect Subsidiaries and/or controlled entities including, without limitation through the Cooperation Documents.

“Majority Investor Directors” means any four (4) out of the six (6) Investor Directors.

“Majority Key Holders” means the Key Holders that hold more than fifty percent (50%) of the outstanding Ordinary Shares then held by all of the Key Holders.

“Majority Preferred Shareholders” means the holders of at least two thirds (2/3) of the voting power of the then outstanding Preferred Shares (voting as one separate class on an as converted basis).

“Majority Series A-1 Shareholders” means the holders of more than fifty percent (50%) of the then outstanding Series A-1 Preferred Shares or Conversion Shares (as adjusted for any share splits, share dividends, recapitalizations or the like).

“Majority Series A-2 Shareholders” means the holders of more than fifty percent (50%) of the then outstanding Series A-2 Preferred Shares or Conversion Shares (as adjusted for any share splits, share dividends, recapitalizations or the like).

“Majority Series A-2-I Shareholders” means the holders of more than fifty percent (50%) of the then outstanding Series A-2-I Preferred Shares or Conversion Shares (as adjusted for any share splits, share dividends, recapitalizations or the like).

“Majority Series A-3 Shareholders” means the holders of more than fifty percent (50%) of the then outstanding Series A-3 Preferred Shares or Conversion Shares (as adjusted for any share splits, share dividends, recapitalizations or the like).

“Majority Series B-1 Shareholders” means the holders of more than fifty percent (50%) of the then outstanding Series B-1 Preferred Shares or Conversion Shares (as adjusted for any share splits, share dividends, recapitalizations or the like).

“Majority Series B-2 Shareholders” means the holders of more than fifty percent (50%) of the then outstanding Series B-2 Preferred Shares or Conversion Shares (as adjusted for any share splits, share dividends, recapitalizations or the like).

“Majority Series C-1 Shareholders” means the holders of more than fifty percent (50%) of the then outstanding Series C-1 Preferred Shares or Conversion Shares (as adjusted for any share splits, share dividends, recapitalizations or the like).

“Majority Series C-2 Shareholders” means the holders of more than two thirds (2/3) of the then outstanding Series C-2 Preferred Shares or Conversion Shares (as adjusted for any share splits, share dividends, recapitalizations or the like).

“Majority Series D Shareholders” means the holders of more than seventy-five percent (75%) of the then outstanding Series D Preferred Shares or Conversion Shares (as adjusted for any share splits, share dividends, recapitalizations or the like).

“Material Adverse Effect” means any circumstance, change in or effect on any Group Company that, individually or in the aggregate with all other circumstances, changes or effects: (a) is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer or supplier relationships, prospects, results of operations or financial or other condition of the Group Company as a whole; or (b) is reasonably likely to materially and adversely affect the ability of the Group Company as a whole to operate or conduct its businesses in the manner in which it is currently or contemplated to be operated or conducted.

“Member” has the meaning specified in the Statute.

“Memorandum” means the tenth amended and restated memorandum of association of the Company as originally or as from time to time amended by Special Resolution.

“Month(s)” means calendar month.

“Option Plan” has the meaning specified in the Series D Securities Subscription Agreement.

“Ordinary Share Equivalents” means any rights, options, or warrants to purchase or exercisable for Ordinary Shares, or securities of any type whatsoever that are, or may become, convertible into, exchangeable for or exercisable for Ordinary Shares, including, without limitation, the Preferred Shares and any outstanding convertible notes.

“Ordinary Resolution” means a resolution of Members passed either (i) as a unanimous written resolution signed by all the Members entitled to vote, or (ii) at a meeting by Members holding more than fifty percent (50%) of all the outstanding Shares of the Company, calculated on a fully converted basis.

“Ordinary Shares” has the meaning specified in Article 6A.

“Original Series A-2 Issue Date” means the date of issuance by the Company of its first Series A-2 Preferred Share pursuant to the Series A-2 Purchase Agreement.

“Original Series A-2-I Issue Date” means the date of issuance by the Company of its first Series A-2-I Preferred Share pursuant to the Series A-3 Purchase Agreement.

“Original Series A-3 Issue Date” means the date of issuance by the Company of its first Series A-3 Preferred Share pursuant to the Series A-3 Purchase Agreement.

“Original Series B-1 Issue Date” means the date of issuance by the Company of its first Series B-1 Preferred Share pursuant to the Series B-1 Securities Subscription Agreement.

“Original Series B-2 Issue Date” means the date of issuance by the Company of its first Series B-2 Preferred Share pursuant to the Series B-2 Securities Subscription Agreement.

“Original Preferred Issue Price” means with respect to the Series A-1 Preferred Shares, US$0.0086 per Series A-1 Preferred Share (as adjusted from time to time for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Original Series A-1 Issue Price”); with respect to the Series A-2 Preferred Shares, US$0.024 per Series A-2 Preferred Share (as adjusted from time to time for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Original Series A-2 Issue Price”); with respect to the Series A-3 Preferred Shares, US$0.053 per Series A-3 Preferred Share (as adjusted from time to time for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Original Series A-3 Issue Price”, also applicable to the Series C-1 Preferred Shares for the Section 1(Dividends), Section 2(Liquidation Preference), Section 4(Conversion Rights) and Section 5(Redemption) of the Schedule A of these Articles); with respect to the Series A-2-I Preferred Shares, US$0.042 per Series A-2-I Preferred Share (as adjusted from time to time for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Original Series A-2-I Issue Price”); with respect to the Series B-1 Preferred Shares, US$0.3264 per Series B-1 Preferred Share (as adjusted from time to time for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Original Series B-1 Issue Price”); with respect to the Series B-2 Preferred Shares, US$0.504 per Series B-2 Preferred Share (as adjusted from time to time for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Original Series B-2 Issue Price”); with respect to the Series C-2 Preferred Shares, US$1.105 per Series C-2 Preferred Share (as adjusted from time to time for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Original Series C-2 Issue Price”); and with respect to the Series D Preferred Shares, US$1.392 per Series D Preferred Share (as adjusted from time to time for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Original Series D Issue Price”).

“paid-up” means paid-up and/or credited as paid-up.

“Person” or “person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or Governmental Authority or other entity of any kind or nature.

“Preferred Shares” means the Series A Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares and Series D Preferred Shares.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“PRC GAAP” means generally accepted accounting principles of the PRC, in effect from time to time.

“Primavera” means Ducati Investment Limited, Juneberry Investment Holdings Limited and/or their respective Affiliates.

“Primavera Director” has the meaning specified in Section 7(b) of Schedule A.

“Qualified IPO” means the closing of a firm commitment underwritten initial public offering of the Ordinary Shares (or securities representing Ordinary Shares) on a Recognized Exchange which meets the following requirements: (i) the offering price per share is no less than the greater of (a) an amount that values the Company at US$4,060,000,000 prior to the closing of such offering and (b) the Original Series D Issue Price (subject to appropriate adjustments for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement) multiplied by the lesser of (x) 1.15N (where N is (i) the number of calendar days between the Second Original Series D Issue Date and the date of such initial public offering, divided by (ii) 365 days), and (y) two (2); provided that the foregoing price requirement shall be waived if a lower price per share is proposed by the Majority Key Holders and approved by the Shareholders of the Company (which shall include approvals of the Majority Key Holders and the Majority Series D Shareholders); (ii) net offering proceeds to the Company, after deduction of underwriting discounts and registration expenses, of at least US$200,000,000, and (iii) the Equity Securities of the Company held by the Investors shall be transferable following such offering except as restricted by certain market stand-off period required under applicable Law.

“Recognized Exchange” means the main board of the Stock Exchange of Hong Kong Limited, NASDAQ, New York Stock Exchange or another internationally recognized securities exchange agreed to by the Majority Preferred Shareholders.

“Redeeming Preferred Share” has the meaning specified in Section 5(a) of Schedule A.

“Redeeming Shareholder” has the meaning specified in Section 5(a) of Schedule A.

“Redemption Closing” has the meaning specified in Section 5(a) of Schedule A.

“Redemption Price” has the meaning specified in Section 5(a) of Schedule A.

“Redemption Notice” has the meaning specified in Section 5(a) of Schedule A.

“Registered Office” means the registered office for the time being of the Company.

“Related Party” means any Affiliate, officer, director, supervisor, employee, or holder of any Equity Security of any Group Company, and any Affiliate of any of the foregoing, in each case, other than the Group Companies.

“RMB” means the Renminbi, the lawful currency of the PRC.

“Schedule A” means Schedule A to these Articles, as amended from time to time.

“Seal” means the common seal of the Company and includes every duplicate seal.

“Secretary” includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Second Original Series C-2 Issue Date” means the date of issuance by the Company of its Series C-2 Preferred Share to Antfin pursuant to the Antfin/Primavera Securities Subscription Agreement.

“Second Original Series D Issue Date” means the date of issuance by the Company of its first Series D Preferred Share to Juneberry Investment Holdings Limited pursuant to the Series D Securities Subscription Agreement.

“Series A-1 Investor” means the holder of the issued and outstanding Series A-1 Preferred Shares.

“Series A-2 Investors” means the holders of the issued and outstanding Series A-2 Preferred Shares

“Series A-2-I Investor” means the holder of the issued and outstanding Series A-2-I Preferred Shares.

“Series A-3 Investors” means the holders of the issued and outstanding Series A-3 Preferred Shares.

“Series A-1 Liquidation Preference Amount” has the meaning specified in Section 2(a) of Schedule A.

“Series A-2-I Liquidation Preference Amount” has the meaning specified in Section 2(a) of Schedule A.

“Series A-2 Liquidation Preference Amount” has the meaning specified in Section 2(a) of Schedule A.

“Series A-3 and Series C-1 Liquidation Preference Amount” has the meaning specified in Section 2(a) of Schedule A.

“Series A Preferred Shares” means, collectively, Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares and Series A-2-I Preferred Shares.

“Series A-1 Preferred Shares” has the meaning specified in Article 6A.

“Series A-2 Preferred Shares” has the meaning specified in Article 6A.

“Series A-2-I Preferred Shares” has the meaning specified in Article 6A.

“Series A-2 Purchase Agreement” means that certain Series A-2 Preferred Share Purchase Agreement entered into by and among the Company, Kaiwu and the other parties thereto, dated on or about November 24, 2015, regarding the issuance of Series A-2 Preferred Shares.

“Series A-3 Preferred Shares” has the meaning specified in Article 6A.

“Series A-3 Purchase Agreement” means that certain Series A-3 and Series A-2-I Preferred Share Purchase Agreement entered into by and among the Company, the Series A-3 Investors, Series A-2-I Investor and the other parties thereto, dated on March 6, 2017, regarding the issuance of Series A-3 Preferred Shares and Series A-2-I Preferred Shares.

“Series B-1 Investors” means the holders of the issued and outstanding Series B-1 Preferred Shares.

“Series B-1 Liquidation Preference Amount” has the meaning specified in Section 2(a) of Schedule A.

“Series B-1 Preferred Shares” has the meaning specified in Article 6A.

“Series B-1 Securities Subscription Agreement” means that certain Securities Subscription Agreement entered into by and among the Company, the Series B-1 Investors and the other parties thereto, dated on February 5, 2018, regarding the issuance of Series B-1 Preferred Shares.

“Series B-2 Investors” means the holders of the issued and outstanding Series B-2 Preferred Shares.

“Series B-2 Liquidation Preference Amount” has the meaning specified in Section 2(a) of Schedule A.

“Series B-2 Preferred Shares” has the meaning specified in Article 6A.

“Series B-2 Securities Subscription Agreement” means that certain Securities Subscription Agreement entered into by and among the Company, the Series B-2 Investors and the other parties thereto, dated on May 25, 2018, regarding the issuance of Series B-2 Preferred Shares.

“Series C Preferred Shares” means, collectively, Series C-1 Preferred Shares and Series C-2 Preferred Shares.

“Series C Securities Subscription Agreement” means that certain Securities Subscription Agreement entered into by and among the Company, Tiger and the other parties thereto, dated on September 25, 2018, regarding the issuance of Series C Preferred Shares.

“Series C-1 Investor” means the holder(s) of the issued and outstanding Series C-1 Preferred Shares.

“Series C-1 Preferred Shares” has the meaning specified in Article 6A.

“Series C-2 Investors” means the holders of the issued and outstanding Series C-2 Preferred Shares.

“Series C-2 Liquidation Preference Amount” has the meaning specified in Section 2(a) of Schedule A.

“Series C-2 Preferred Shares” has the meaning specified in Article 6A.

“Series D Investors” means the holders of the issued and outstanding Series D Preferred Shares.

“Series D Liquidation Preference Amount” has the meaning specified in Section 2(a) of Schedule A.

“Series D Preferred Shares” has the meaning specified in Article 6A.

“Series D Securities Subscription Agreement” means that certain Securities Subscription Agreement entered into by and among the Company, Juneberry Investment Holdings Limited and the other parties thereto, dated on October 25, 2019, regarding the issuance of Series D Preferred Shares.

“Share” has the meaning specified in Article 6A and may also be referenced as “share” and includes any fraction of a share.

“Shareholders” means the holders holding the Shares of the Company.

“Shareholders Agreement” means that certain Eighth Amended and Restated Shareholders Agreement, dated as of October 28, 2019, by and among the Group Companies, the holders of Ordinary Shares, the Investors and any other parties thereof.

“Special Resolution” except as otherwise provided by these Articles and subject to Section 6 of Schedule A, has the same meaning as in the Statute and includes a resolution approved in writing as described therein.

“Statute” means the Companies Law of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“Stock Option Shares” means up to 274,226,921 Ordinary Shares issued or issuable to employees, consultants or directors of the Company either in connection with the provision of services to the Company or on exercise of any options to purchase Stock Option Shares granted under the Option Plan or other arrangement approved by Majority Preferred Shareholders, including without limitation in connection with a restricted stock or other equity compensation plan or arrangement approved by Majority Preferred Shareholders.

“Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50% interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP or PRC GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.  For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies.  Furthermore, the term “Subsidiary” or “subsidiary” shall also include the branches of the “subject entity”.

“Tiger” means Internet Fund IV Pte. Ltd. and/or its Affiliates.

“Tiger Director” has the meaning specified in Section 7(b) of Schedule A.

“Transfer” has the meaning specified in the Shareholders Agreement.

“U.S. GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“US$” means the United States dollar, the lawful currency of the United States of America.

“written” and “in writing” include all modes of representing or reproducing words in visible form.

Words importing the singular number also include the plural number and vice-versa.

Words importing the masculine gender also include the feminine gender and vice-versa.

The term “day” means “calendar day”.

The holders of the Ordinary Shares and the Preferred Shares shall, in addition to any other rights conferred on them under the main body of this Memorandum and Articles of Association of the Company, as may be amended from time to time, have the rights, preferences and restrictions set out in Schedule A, attached to and forms part of these Articles. In the event of any inconsistency between the provisions set out herein and the provisions of Schedule A, the provisions set out in Schedule A shall prevail to the extent permitted by applicable Laws.

2.                                      The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.                                      The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.                                      The Company shall maintain a register of its Members.  A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors.  Such certificates may be under Seal.  Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by mechanical process.  The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company.  All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

5.                                      Notwithstanding Article 4 of these Articles, if a share certificate is defaced, lost, stolen, or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.                                      Subject to the provisions, if any, in the Memorandum and in these Articles (including but not limited to Schedule A) and the Shareholders Agreement, to any direction that may be given by the Company in a general meeting, and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.  The Company shall not issue shares in bearer form.

6A                                              CLASSES, NUMBER AND PAR VALUE OF THE SHARES

At the date of the adoption of these Articles the authorized share capital of the Company is US$50,000, divided into 2,500,000,000 shares, including 1,051,493,148 Ordinary Shares of US$0.00002 par value each (the “Ordinary Shares”); 118,750,000 Series A-1 Preferred Shares of US$0.00002 par value each (the “Series A-1 Preferred Shares”); 143,750,000 Series A-2 Preferred Shares of US$0.00002 par value each (the “Series A-2 Preferred Shares”); 256,065,251  Series A-3 Preferred Shares of US$0.00002 par value each (the “Series A-3 Preferred Shares”); 16,697,466 Series A-2-I Preferred Shares of US$0.00002 par value each (the “Series A-2-I Preferred Shares”); 183,823,115 Series B-1 Preferred Shares of US$0.00002 par value each (the “Series B-1 Preferred Shares”); 141,000,686 Series B-2 Preferred Shares of US$0.00002 par value each (the “Series B-2 Preferred Shares”); 27,155,688  Series C-1 Preferred Shares of US$0.00002 par value each (the “Series C-1 Preferred Shares”), 424,519,909 Series C-2 Preferred Shares of US$0.00002 par value each (the “Series C-2 Preferred Shares”), 136,474,737 Series D Preferred Shares of US$0.00002 par value each (the “Series D Preferred Shares”). The Ordinary Shares, the Series A Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares and Series D Preferred Shares are collectively referred to herein as the “Shares.”  The rights, preferences and restrictions of the Preferred Shares are set forth in Schedule A to these Articles of Association.

TRANSFER OF SHARES

7.                                      Subject to any agreements binding on the Company, shares are transferable, and the Company will only register transfers of shares that are made in accordance with such agreements (including without limitation the Shareholders Agreement) and will not register transfers of shares that are not made in accordance with such agreements (including without limitation the Shareholders Agreement). The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

REDEMPTION AND PURCHASE OF SHARES

8.                                      (i)                                                      Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

(ii)                                                  Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting and may make payment therefor in any manner authorized by the Statute (unless, but subject to the Statute, the redemption is in respect of the Preferred Shares in accordance with Schedule A to these Articles), including out of capital.

VARIATION OF RIGHTS OF SHARES

9.                                      Subject to Schedule A, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may not, whether or not the Company is being wound-up, be varied without the consent in writing of the holders of at least a majority of the issued shares of that class or series, or without the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class or series. For the avoidance of doubt, the mere issuance of shares, whether by new issuance, reclassification or otherwise, of any new class or series of shares or any other securities convertible into Equity Securities of the Company or its Subsidiaries ranking on parity with or senior to any existing class or series of Shares or any increase in the authorized or designated number of any such new class or series in accordance with Section 6 of Schedule A shall not be deemed to have varied the rights attached to any existing class or series of shares.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one (1) person holding, or representing by proxy, at least a majority of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

10.                               Subject to Schedule A, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

11.                               Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may (i) pay a commercially reasonable commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company, which commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful and commercially reasonable.

NON-RECOGNITION OF TRUSTS

12.                               No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTRATION OF EMPOWERING INSTRUMENTS

13.                               The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

14.                               In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

15.                               Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder, such person shall deliver or send to the Company a notice in writing signed by such person so stating such election.

16.                               A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by voluntary transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF
CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

17.                               (a)                                 Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may from time to time alter or amend its Memorandum with respect to any objects, powers or other matters specified therein to:

(i)                                     by Special Resolution increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)                                  by Special Resolution consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)                               by Special Resolution divide or subdivide all or any of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value;

(iv)                              by Special Resolution cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(b)                                 All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as the shares in the original share capital.

(c)                                  Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(d)                                 Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may by resolution of the Directors change the location of its Registered Office.

FIXING RECORD DATE

18.                               The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to attend or vote at a meeting of the Members. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

19.                               If no record date is fixed for the determination of Members entitled to notice of or to attend or vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to attend or receive notice of, attend or vote at any meeting of Members has been made as provided in this Article 19, such determination shall apply to any adjournment thereof.

GENERAL MEETING

20.                               All general meetings other than annual general meetings shall be called extraordinary general meetings.

21.                               The Company may hold a general meeting as its annual general meeting but shall not (unless required by Statute) be obliged to hold an annual general meeting. The annual general meeting, if held, shall be held at such time and place as the Directors shall appoint with notices properly given pursuant to Article 26. At these meetings the report of the Directors (if any) shall be presented.

22.                               The Directors may call general meetings, and they shall, on the requisition of Members of the Company holding at the date of deposit of the requisition not less than ten percent (10%) of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.

23.                               The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

24.                               If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing not less than a majority of the aggregate voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) Months after the expiration of the said twenty-one (21) days.

25.                               A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

26.                               At least five (5) days’ notice shall be given of an annual general meeting and at least seven (7) days’ notice shall be given of any other general meeting unless such notice is waived either before, at or after such annual or other general meeting (a) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (b) in the case of any other general meeting, by the Majority Preferred Shareholders.  Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned; provided that any general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Articles 21 — 25 have been complied with, be deemed to have been duly convened if it is so agreed by the Majority Preferred Shareholders, subject to the compliance with Article 27.

PROCEEDINGS AT GENERAL MEETINGS

27.                               No business shall be transacted at any general meeting unless a quorum of Members are present at the time when the meeting proceeds to business.  The holders of (i) greater than fifty percent (50%) of the aggregate voting power of all of the shares (on an as-converted basis) entitled to notice of and to attend and vote at such general meeting, and (ii) Majority Preferred Shareholders, present in person or by proxy or if a company or other non-natural person by its duly authorized representative shall be a quorum of Members of a general meeting.  If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

28.                               A person shall be deemed to be present at a general meeting if he participates by telephone or other electronic means and all persons participating in the meeting are able to hear each other or if such person is represented by proxy in accordance with Articles 40 – 43.

29.                               An action that may be taken by the Members at a meeting may also be taken by a resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more Members.

30.                               If within thirty (30) minutes from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

31.                               The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Members present shall elect one (1) of their number to be chairman of the meeting.

32.                               The chairman may, with the consent of any general meeting duly constituted hereunder at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Otherwise it shall not be necessary to give any such notice.

33.                               At any general meeting, a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by Statute or these Articles, including Schedule A, such requisite majority shall be a simple majority of votes cast, on a fully diluted and as converted basis.

VOTES OF MEMBERS

34.                               Subject to these Articles (including but not limited to Schedule A), every Member of record present or, if such Member is a corporation or other non-natural person, such Member is present by its duly authorized representative, shall have one (1) vote for each share registered in his name in the register of Members.

35.                               In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

36.                               A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.

37.                               No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

38.                               No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the determination of the chairman of the general meeting to be exercised in his or her reasonable discretion.

39.                               Votes may be given either personally or by proxy.

PROXIES

40.                               The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf.  A proxy need not be a Member of the Company.

41.                               The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting.

42.                               The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

43.                               A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

44.                               Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

45.                               Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

46.                               There shall be a Board consisting of a maximum of nine (9) persons, unless increased by a Special Resolution, subject to the consent required pursuant to Schedule A.

47.                               Directors shall be entitled to be reimbursed for traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.  Subject to these Articles (including but not limited to Schedule A), the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.

48.                               Subject to these Articles (including but not limited to Schedule A), a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

49.                               Subject to these Articles (including but not limited to Schedule A), a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

50.                               A shareholder qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

51.                               Subject to these Articles (including but not limited to Schedule A), a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

52.                               In addition to any further restrictions set forth in these Articles (including but not limited to Schedule A), no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.  A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

53.                               A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 52 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

POWERS AND DUTIES OF DIRECTORS

54.                               The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent, from time to time by the Statute, or by these Articles, or as may be prescribed by the Company in general meeting provided that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made, and provided further that, for the avoidance of doubt and without limiting the generality of the foregoing, the Directors shall undertake none of those acts described in Section 6 of Schedule A or in Article 9 without the prior approval therein required.

55.                               The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

56.                               All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

57.                               The Directors shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)                                  of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

58.                               Subject to these Articles (including but not limited to Schedule A), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

59.                               Subject to these Articles (including but not limited to Schedule A), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue Debentures whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

60.                               Subject to these Articles (including but not limited to Schedule A):

(a)                                 The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)                                 The Directors from time to time and at any time may establish any committees (including a compensation committee), local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)                                  The Directors from time to time and at any time may delegate to any such committee (including a compensation committee), local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)                                 Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

61.                               Subject to these Articles (including but not limited to Schedule A), the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting shall be decided by a majority of votes (unless a higher vote is required pursuant to the Statute or these Articles, including but not limited to Schedule A) of the Directors present at a meeting at which there is a quorum, with each having one (1) vote and Gao Jing (高靖) having a casting vote in the event of a tie.

62.                               A Director may, and the Secretary of the Company on the requisition of a Director, shall, at any time, summon a meeting of the Directors by at least five (5) days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered; provided that notice is given pursuant to Articles 91 – 95; provided further that notice may be waived on behalf of all of the Directors before, after, or at the meeting by the vote or consent of all the Directors.

63.                               The quorum necessary for the transaction of the business of the Directors is a majority of Directors, including the Majority Investor Directors. For the purposes of this Article 63 a proxy appointed by a Director shall only be counted in a quorum at a meeting at which the Director appointing him is not present; provided always that if there shall at any time be only a sole Director the quorum shall be one (1).

64.                               Subject to Article 63, the continuing Directors may act notwithstanding any vacancy in their body. However, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

65.                               The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present, the Directors present may choose one of their numbers to be chairman of the meeting.

66.                               Subject to these Articles (including but not limited to Schedule A), the Directors may delegate any of their powers (subject to any limitations imposed on the Directors) to committees consisting of such member or members of the Board as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles (including but not limited to Schedule A). A committee may meet and adjourn as it thinks proper.  Questions arising at any committee meeting shall be determined by a majority of votes of the members present.

67.                               The Company shall provide that members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting; provided that a meeting of a Board or committee shall not be valid if the Company does not make such means of participation reasonably available to the members thereof.

68.                               A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

69.                               A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 40 — 43 shall apply, mutatis mutandis, to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

70.                               The office of a Director shall be vacated if he or she gives notice in writing to the Company that he or she resigns the office of Director, if he or she dies or if he or she is found a lunatic or becomes of unsound mind, and such vacated office may be filled only pursuant to Article 71 or Article 72, as applicable.

APPOINTMENT AND REMOVAL OF DIRECTORS

71.                               Subject to Section 6 and 7 of Schedule A, all Directors shall be elected by a majority vote of outstanding Ordinary Shares and Preferred Shares (voting together and not as separate classes).

72.                               Subject to Section 6 and 7 of Schedule A, any vacancy on the Board occurring because of the death, resignation or removal of a Director elected by the holders of any class or series of shares shall be filled by the vote or written consent of the holders of a majority of the shares of such class or series of shares; provided, that the Directors shall have the power at any time and from time to time to appoint any person to be a Director in order to fill a casual vacancy on the Board.

PRESUMPTION OF ASSENT

73.                               A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

74.                               The Company may, if the Directors so determine, have a Seal which shall, subject to this Article 74, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or the Secretary or secretary-treasurer or some person appointed by the Directors for the purpose. The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. A Director, Secretary or other duly authorized officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

75.                               The Company may have a president, a Secretary or secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

76.                               Subject to the Statute and the provisions of these Articles (including but not limited to Schedule A), the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

77.                               Subject to the Statute and the provisions of these Articles (including but not limited to Schedule A), the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

78.                               No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

79.                               Subject to the rights of persons, if any, with shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article 79 as paid on the share.

80.                               The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

81.                               Subject to these Articles (including but not limited to Schedule A), the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares or Debentures of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

82.                               Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such check or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

83.                               No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

84.                               Subject to these Articles (including but not limited to Schedule A), upon the recommendation of the Board, the Members may by Special resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  Subject to these Articles (including but not limited to Schedule A), the Directors may authorize any person to enter into, on behalf of all of the Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and legally binding on all concerned.

BOOKS OF ACCOUNT

85.                               The Directors shall cause proper books of account to be kept with respect to:

(a)                                 All sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)                                 All sales and purchases of goods by the Company; and

(c)                                  The assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

86.                               Subject to any agreement binding on the Company (including without limitation the Shareholders Agreement), the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Company.

87.                               The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by applicable Law.

AUDIT

88.                               Subject to these Articles (including but not limited to Schedule A), the Board may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board.

89.                               Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

90.                               Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company during their tenure of office.

NOTICES

91.                               Notices shall be in writing and may be given by the Company or any person entitled to give notice to any Member either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address is outside the Cayman Islands.

92.                               (a)                                 Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid.

(b)                                 Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day that it has been properly addressed and sent through a transmitting organization, with a reasonable confirmation of delivery.

(c)                                  Any notice received on a day that is not a business day shall be deemed only to become effective on the immediately following business day.

93.                               A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

94.                               A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Articles 92 and 93, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

95.                               Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)                                 every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)                                 every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings pursuant to these Articles.

WINDING UP

96.                               If the Company shall be wound up, any liquidator must be approved by Special Resolution and in accordance with Section 6 of Schedule A.

97.                               If the Company shall be wound up, the assets available for distribution amongst the Members shall be distributed in accordance with Section 2 of Schedule A; provided that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

98.                               (a)                                 To the maximum extent permitted by applicable Law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee.

(b)                                 To the maximum extent permitted by applicable Law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

FINANCIAL YEAR

99.                               Unless a majority of the Board (including the Majority Investor Directors) agrees otherwise, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

100.                        If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of (i) a Special Resolution and (ii) the Majority Preferred Shareholders, have the power to register by way of continuation as a body corporate under the Laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

LIEN

101.                        The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share.  The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable).  The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien on a Share extends to any amount payable in respect of it.

102.                        The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

103.                        For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

104.                        The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

105.                        The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

106.                        The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

107.                        If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

108.                        The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

109.                        The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

110.                        The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

111.                       If a call, or any instalment of a call in respect of any Shares, remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than five days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued.  The notice shall specify when payment is required and where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

112.                       If the notice is not complied with any Share in respect of which it was given may be forfeited by the passing of a resolution of the Directors to that effect.  Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

113.                       A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit.  Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person. That Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

114.                       A person any of whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares forfeited together with interest, but his liability shall cease if and when the Company shall have received payment in full of the amount unpaid on the Shares forfeited.

115.                       A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share.

116.                       The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes due and payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

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SCHEDULE A

The holders of Preferred Shares and Ordinary Shares shall, in addition to any other rights conferred on them under the Memorandum and these Articles have the rights set out in this Schedule A, which forms part of these Articles.  In the event of any inconsistency between the provisions set out herein and other provisions of the Memorandum and these Articles, the provisions set out herein shall prevail to the extent permitted by applicable Laws.

1.                                      Dividends

(a)                                 Each holder of the Preferred Shares shall be entitled to receive, on a pro rata basis, out of any funds legally available therefor, non-cumulative annual dividends at the simple rate of eight percent (8%) of the applicable Original Preferred Issue Price for each of its Preferred Shares (as adjusted from time to time for any share splits, share dividends, combinations, recapitalizations and similar transactions) per annum calculated from the Closing Date (as defined in the Series D Securities Subscription Agreement), payable if, as and when declared by the Board.

(b)                                 Subject to the provisions of the Statute and these Articles (including but not limited to the other requirements of this Schedule A), (i) no dividends shall be declared or paid on the Ordinary Shares and other Preferred Shares, unless and until all declared dividends on each outstanding Series D Preferred Share has been paid or set aside for payment to the holders of each outstanding Series D Preferred Share, before which are declared or paid on the Ordinary Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-2-I Preferred Shares, Series A-3 Preferred Shares, Series C-1 Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares and Series C-2 Preferred Shares; (ii) after the payment of dividends on each outstanding Series D Preferred Share, all declared dividends on each outstanding Series C-2 Preferred Share shall be paid or set aside for payment to the holders of each outstanding Series C-2 Preferred Share, before which are declared or paid on the Ordinary Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-2-I Preferred Shares, Series A-3 Preferred Shares, Series C-1 Preferred Shares, Series B-1 Preferred Shares and Series B-2 Preferred Shares; (iii) after the payment of dividends on each outstanding Series D Preferred Share and Series C-2 Preferred Share, all declared dividends on each outstanding Series B-2 Preferred Share shall be paid or set aside for payment to the holders of each outstanding Series B-2 Preferred Share, before which are declared or paid on the Ordinary Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-2-I Preferred Shares, Series A-3 Preferred Shares, Series C-1 Preferred Shares and Series B-1 Preferred Shares; (iv) after the payment of dividends on each outstanding Series D Preferred Share, Series C-2 Preferred Share and Series B-2 Preferred Share, all declared dividends on each outstanding Series B-1 Preferred Share shall be paid or set aside for payment to the holders of each outstanding Series B-1 Preferred Share, before which are declared or paid on the Ordinary Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-2-I Preferred Shares, Series A-3 Preferred Shares and Series C-1 Preferred Shares; (v) after the payment of dividends on each outstanding Series D Preferred Share, Series C-2 Preferred Share, Series B-2 Preferred Share and Series B-1 Preferred Share, all declared dividends on each outstanding Series A-3 Preferred Share and Series C-1 Preferred Share shall be paid or set aside for payment to the holders of each outstanding Series A-3 Preferred Share and Series C-1 Preferred Share, before which are declared or paid on the Ordinary Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares and Series A-2-I Preferred Shares; (vi) after the payment of dividends on each outstanding Series D Preferred Share, Series C-2 Preferred Share, Series B-2 Preferred Share, Series B-1 Preferred Share, Series A-3 Preferred Share and Series C-1 Preferred Share, all declared dividends on each outstanding Series A-2-I Preferred Share shall be paid or set aside for payment to the holders of each outstanding Series A-2-I Preferred Share, before which are declared or paid on the Ordinary Shares, Series A-1 Preferred Shares and Series A-2 Preferred Shares; (vii) after the payment of dividends on each outstanding Series D Preferred Share, Series C-2 Preferred Share, Series B-2 Preferred Share, Series B-1 Preferred Share, Series A-3 Preferred Share, Series C-1 Preferred Share, and Series A-2-I Preferred Share, all declared dividends on each outstanding Series A-2 Preferred Share shall be paid or set aside for payment to the holders of each outstanding Series A-2 Preferred Share, before which are declared or paid on the Ordinary Shares and Series A-1 Preferred Shares; (viii) and after the payment of dividends on each outstanding Series D Preferred Share, Series C-2 Preferred Share, Series B-2 Preferred Share, Series B-1 Preferred Share, Series A-3 Preferred Share, Series C-1 Preferred Share, Series A-2-I Preferred Share and Series A-2 Preferred Share, all declared dividends on each outstanding Series A-1 Preferred Share shall be paid or set aside for payment to the holders of each outstanding Series A-1 Preferred Share, before which are declared or paid on the Ordinary Shares.

2.                                      Liquidation Preference

(a)                                 Liquidation Preferences. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, including any Liquidation Event:

(i)                                     Before any distribution or payment shall be made to the holders of the Series C-2 Preferred Shares, Series B-2 Preferred Shares, the Series B-1 Preferred Shares, the Series C-1 Preferred Shares, the Series A Preferred Shares, the Ordinary Shares or any other class of shares of the Company, the holders of Series D Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to 100% of the applicable Original Series D Issue Price for each Series D Preferred Share as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions, and plus all dividends declared and unpaid with respect thereto (the “Series D Liquidation Preference Amount”).  If, upon any such liquidation, dissolution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series D Preferred Shares, then all such assets shall be distributed to the holders of Series D Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.  Notwithstanding the foregoing, if the liquidation amount, based on the assets of the Company or proceeds received by the Company or its Shareholders available for distribution to Shareholders, that each holder of the Series D Preferred Shares of the Company is entitled to receive per share, if the distribution is made on a pari passu and pro rata basis, will not be less than two point five (2.5) times the Original Series D Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), the Series D Liquidation Preference Amount, Series C-2 Liquidation Preference Amount, Series B-2 Liquidation Preference Amount, Series B-1 Liquidation Preference Amount, Series A-3 and Series C-1 Liquidation Preference Amount, Series A-2-I Liquidation Preference Amount, Series A-2 Liquidation Preference Amount and Series A-1 Liquidation Preference Amount under this Section 2(a) shall not be payable, and all the assets and proceeds available for distribution shall be allocated to all the holders of the Shares of the Company on a pro-rata and as-converted basis in accordance with Section 2(a)(ix) of Schedule A below.

(ii)                                  After distribution or payment in full of Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A, and before any distribution or payment shall be made to the holders of the Series B-2 Preferred Shares, the Series B-1 Preferred Shares, the Series C-1 Preferred Shares, the Series A Preferred Shares, the Ordinary Shares or any other class of shares of the Company, each holder of Series C-2 Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to 100% of the applicable Original Series C-2 Issue Price for each Series C-2 Preferred Share as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions, and plus all dividends declared and unpaid with respect thereto (the “Series C-2 Liquidation Preference Amount”).  If, upon any such liquidation, dissolution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series C-2 Preferred Shares, then such assets shall be distributed among the holders of Series C-2 Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon. Notwithstanding the foregoing, after distribution or payment in full of Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A, if the liquidation amount, based on the assets of the Company or proceeds received by the Company or its Shareholders available for distribution to Shareholders, that each holder of the Series C-2 Preferred Shares of the Company is entitled to receive per share, if the distribution is made on a pari passu and pro rata basis, will not be less than two point five (2.5) times the Original Series C-2 Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), the Series C-2 Liquidation Preference Amount, Series B-2 Liquidation Preference Amount, Series B-1 Liquidation Preference Amount, Series A-3 and Series C-1 Liquidation Preference Amount, Series A-2-I Liquidation Preference Amount, Series A-2 Liquidation Preference Amount and Series A-1 Liquidation Preference Amount under this Section 2(a) shall not be payable, and all the assets and proceeds available for distribution after distribution or payment in full of the Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A shall be allocated to all the holders of the Shares of the Company on a pro-rata and as-converted basis in accordance with Section 2(a)(ix) of Schedule A below.

(iii)                               After distribution or payment in full of Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A, Series C-2 Liquidation Preference Amount pursuant to Section 2(a)(ii) of Schedule A, and before any distribution or payment shall be made to the holders of the Series B-1 Preferred Shares, the Series C-1 Preferred Shares, the Series A Preferred Shares, the Ordinary Shares or any other class of shares of the Company, each holder of Series B-2 Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to 150% of the applicable Original Series B-2 Issue Price for each Series B-2 Preferred Share as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions, and plus all dividends declared and unpaid with respect thereto (the “Series B-2 Liquidation Preference Amount”).  If, upon any such liquidation, dissolution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series B-2 Preferred Shares, then such assets shall be distributed among the holders of Series B-2 Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.   Notwithstanding the foregoing, after distribution or payment in full of Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A and Series C-2 Liquidation Preference Amount pursuant to Section 2(a)(ii) of Schedule A, if the liquidation amount, based on the assets of the Company or proceeds received by the Company or its Shareholders available for distribution to Shareholders, that each holder of the Series B-2 Preferred Shares of the Company is entitled to receive per share, if the distribution is made on a pari passu and pro rata basis, will not be less than four (4) times the Original Series B-2 Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), the Series B-2 Liquidation Preference Amount, Series B-1 Liquidation Preference Amount, Series A-3 and Series C-1 Liquidation Preference Amount, Series A-2-I Liquidation Preference Amount, Series A-2 Liquidation Preference Amount and Series A-1 Liquidation Preference Amount under this Section 2(a) shall not be payable, and all the assets and proceeds available for distribution after distribution or payment in full of the Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A and the Series C-2 Liquidation Preference Amount pursuant to Section 2(a)(ii) of Schedule A shall be allocated to all the holders of the Shares of the Company on a pro-rata and as-converted basis in accordance with Section 2(a)(ix) of Schedule A below.

(iv)                              After distribution or payment in full of Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A, Series C-2 Liquidation Preference Amount pursuant to Section 2(a)(ii) of Schedule A, Series B-2 Liquidation Preference Amount pursuant to Section 2(a)(iii) of Schedule A, and before any distribution or payment shall be made to the holders of the Series C-1 Preferred Shares, the Series A Preferred Shares, the Ordinary Shares or any other class of shares of the Company, each holder of Series B-1 Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to 150% of the applicable Original Series B-1 Issue Price for each Series B-1 Preferred Share as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions, and plus all dividends declared and unpaid with respect thereto (the “Series B-1 Liquidation Preference Amount”).  If, upon any such liquidation, dissolution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series B-1 Preferred Shares, then such assets shall be distributed among the holders of Series B-1 Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.  Notwithstanding the foregoing, after distribution or payment in full of Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A, Series C-2 Liquidation Preference Amount pursuant to Section 2(a)(ii) of Schedule A and Series B-2 Liquidation Preference Amount pursuant to Section 2(a)(iii) of Schedule A, if the liquidation amount, based on the assets of the Company or proceeds received by the Company or its Shareholders available for distribution to Shareholders, that each holder of the Series B-1 Preferred Shares of the Company is entitled to receive per share, if the distribution is made on a pari passu and pro rata basis, will not be less than four (4) times the Original Series B-1 Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), the Series B-1 Liquidation Preference Amount, Series A-3 and Series C-1 Liquidation Preference Amount, Series A-2-I Liquidation Preference Amount, Series A-2 Liquidation Preference Amount and Series A-1 Liquidation Preference Amount under this Section 2(a) shall not be payable, and all the assets and proceeds available for distribution after distribution or payment in full of the Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A, the Series C-2 Liquidation Preference Amount pursuant to Section 2(a)(ii) of Schedule A and Series B-2 Liquidation Preference Amount pursuant to Section 2(a)(iii) of Schedule A shall be allocated to all the holders of the Shares of the Company on a pro-rata and as-converted basis in accordance with Section 2(a)(ix) of Schedule A below.

(v)                                 After distribution or payment in full of Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A, Series C-2 Liquidation Preference Amount pursuant to Section 2(a)(ii) of Schedule A, Series B-2 Liquidation Preference Amount pursuant to Section 2(a)(iii) of Schedule A and Series B-1 Liquidation Preference Amount pursuant to Section 2(a)(iv) of Schedule A, and before any distribution or payment shall be made to the holders of Series A-2-I Preferred Shares, Series A-2 Preferred Shares, Series A-1 Preferred Shares, the Ordinary Shares or any other class of shares of the Company, each holder of Series A-3 Preferred Shares and Series C-1 Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to 150% of the applicable Original Series A-3 Issue Price for each Series A-3 Preferred Share and Series C-1 Preferred Share as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions, and plus all dividends declared and unpaid with respect thereto (the “Series A-3 and Series C-1 Liquidation Preference Amount”).  If, upon any such liquidation, dissolution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series A-3 Preferred Shares and Series C-1 Preferred Shares, then such assets shall be distributed among the holders of Series A-3 Preferred Shares and Series C-1 Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.  Notwithstanding the foregoing, after distribution or payment in full of Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A, Series C-2 Liquidation Preference Amount pursuant to Section 2(a)(ii) of Schedule A, Series B-2 Liquidation Preference Amount pursuant to Section 2(a)(iii) of Schedule A and Series B-1 Liquidation Preference Amount pursuant to Section 2(a)(iv) of Schedule A, if the liquidation amount based on the remaining assets of the Company or proceeds received by the Company or its Shareholders available for distribution to Shareholders that each holder of the Series A-3 Preferred Shares and Series C-1 Preferred Shares of the Company is entitled to receive per share on a pari passu and pro rata basis will not be less than six (6) times the Original Series A-3 Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), the Series A-3 and Series C-1 Liquidation Preference Amount, Series A-2-I Liquidation Preference Amount, Series A-2 Liquidation Preference Amount and Series A-1 Liquidation Preference Amount under this Section 2(a)(v) shall not be payable, and all the remaining assets and proceeds available for distribution after distribution or payment in full of Series D Liquidation Preference Amount, Series C-2 Liquidation Preference Amount, Series B-2 Liquidation Preference Amount and Series B-1 Liquidation Preference Amount pursuant to Section 2(a)(i) to (iv) of Schedule A shall be allocated to all the holders of the Shares of the Company on a pro-rata and as-converted basis in accordance with Section 2(a)(ix) of Schedule A below.

(vi)                              After distribution or payment in full of Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A, Series C-2 Liquidation Preference Amount pursuant to Section 2(a)(ii) of Schedule A, Series B-2 Liquidation Preference Amount pursuant to Section 2(a)(iii) of Schedule A, Series B-1 Liquidation Preference Amount pursuant to Section 2(a)(iv) of Schedule A and Series A-3 and Series C-1 Liquidation Preference Amount pursuant to Section 2(a)(v) of Schedule A, each holder of Series A-2-I Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to 150% of the applicable Original Series A-2-I Issue Price for each Series A-2-I Preferred Share as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions, and plus all dividends declared and unpaid with respect thereto (the “Series A-2-I Liquidation Preference Amount”).  If, upon any such liquidation, dissolution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series A-2-I Preferred Shares, then such assets shall be distributed among the holders of Series A-2-I Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.  Notwithstanding the foregoing, after distribution or payment in full of Series D Liquidation Preference Amount, Series C-2 Liquidation Preference Amount, Series B-2 Liquidation Preference Amount, Series B-1 Liquidation Preference Amount and Series A-3 and Series C-1 Liquidation Preference Amount pursuant to Section 2(a)(i) to (v) of Schedule A, if the liquidation amount based on the remaining assets of the Company or proceeds received by the Company or its Shareholders available for distribution to Shareholders that each holder of the Series A-2-I Preferred Shares of the Company is entitled to receive per share on a pari passu and pro rata basis will not be less than four (4) times the Original Series A-2-I Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), the Series A-2-I Liquidation Preference Amount, Series A-2 Liquidation Preference Amount and Series A-1 Liquidation Preference Amount under this Section 2(a) shall not be payable, and all the remaining assets and proceeds available for distribution after distribution or payment in full of Series D Liquidation Preference Amount, Series C-2 Liquidation Preference Amount, Series B-2 Liquidation Preference Amount, Series B-1 Liquidation Preference Amount and Series A-3 and Series C-1 Liquidation Preference Amount pursuant to Section 2(a)(i) to (v) of Schedule A shall be allocated to all the holders of the Shares of the Company on a pro-rata and as-converted basis in accordance with Section 2(a)(ix) of Schedule A below.

(vii)                           After distribution or payment in full of Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A, Series C-2 Liquidation Preference Amount pursuant to Section 2(a)(ii) of Schedule A, Series B-2 Liquidation Preference Amount pursuant to Section 2(a)(iii) of Schedule A, Series B-1 Liquidation Preference Amount pursuant to Section 2(a)(iv) of Schedule A, Series A-3 and Series C-1 Liquidation Preference Amount pursuant to Section 2(a)(v) of Schedule A and Series A-2-I Liquidation Preference Amount pursuant to Section 2(a)(vi) of Schedule A, each holder of Series A-2 Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to 150% of the applicable Original Series A-2 Issue Price for each Series A-2 Preferred Share as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions, and plus all dividends declared and unpaid with respect thereto (the “Series A-2 Liquidation Preference Amount”).  If, upon any such liquidation, dissolution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series A-2 Preferred Shares, then such assets shall be distributed among the holders of Series A-2 Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.  Notwithstanding the foregoing, after distribution or payment in full of Series D Liquidation Preference Amount, Series C-2 Liquidation Preference Amount, Series B-2 Liquidation Preference Amount, Series B-1 Liquidation Preference Amount, Series A-3 and Series C-1 Liquidation Preference Amount and Series A-2-I Liquidation Preference Amount pursuant to Section 2(a)(i) through (vi) of Schedule A, if the liquidation amount based on the remaining assets of the Company or proceeds received by the Company or its Shareholders available for distribution to Shareholders that each holder of the Series A-2 Preferred Shares of the Company is entitled to receive per share on a pari passu and pro rata basis will not be less than five (5) times the Original Series A-2 Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), the Series A-2 Liquidation Preference Amount and Series A-1 Liquidation Preference Amount under this Section 2(a) shall not be payable, and all the remaining assets and proceeds available for distribution after distribution or payment in full of Series D Liquidation Preference Amount, Series C-2 Liquidation Preference Amount, Series B-2 Liquidation Preference Amount, Series B-1 Liquidation Preference Amount, Series A-3 and Series C-1 Liquidation Preference Amount and Series A-2-I Liquidation Preference Amount pursuant to Section 2(a)(i) through (vi) of Schedule A shall be allocated to all the holders of the Shares of the Company on a pro-rata and as-converted basis in accordance with Section 2(a)(ix) of Schedule A below.

(viii)                        After distribution or payment in full of Series D Liquidation Preference Amount pursuant to Section 2(a)(i) of Schedule A, Series C-2 Liquidation Preference Amount pursuant to Section 2(a)(ii) of Schedule A, Series B-2 Liquidation Preference Amount pursuant to Section 2(a)(iii) of Schedule A, Series B-1 Liquidation Preference Amount pursuant to Section 2(a)(iv) of Schedule A, Series A-3 and Series C-1 Liquidation Preference Amount pursuant to Section 2(a)(v) of Schedule A, Series A-2-I Liquidation Preference Amount pursuant to Section 2(a)(vi) of Schedule A and Series A-2 Liquidation Preference Amount pursuant to Section 2(a)(vii) of Schedule A respectively, each holder of Series A-1 Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to 100% of the applicable Original Series A-1 Issue Price for each Series A-1 Preferred Share as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions, and plus all dividends declared and unpaid with respect thereto (the “Series A-1 Liquidation Preference Amount”).  If, upon any such liquidation, dissolution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series A-1 Preferred Shares, then such assets shall be distributed among the holders of Series A-1 Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon. Notwithstanding the foregoing, after distribution or payment in full of the Series D Liquidation Preference Amount, Series C-2 Liquidation Preference Amount, Series B-2 Liquidation Preference Amount, Series B-1 Liquidation Preference Amount, Series A-3 and Series C-1 Liquidation Preference Amount, Series A-2-I Liquidation Preference Amount and Series A-2 Liquidation Preference Amount pursuant to Section 2(a)(i) through (vii) of Schedule A, if the liquidation amount based on the remaining assets of the Company or proceeds received by the Company or its Shareholders available for distribution to Shareholders that each holder of the Series A-1 Preferred Shares of the Company is entitled to receive per share on a pari passu and pro rata basis will not be less than four (4) times the Original Series A-1 Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), the Series A-1 Liquidation Preference Amount under this Section 2(a)(viii) shall not be payable, and all the remaining assets and proceeds available for distribution after distribution or payment in full of Series D Liquidation Preference Amount, Series C-2 Liquidation Preference Amount, Series B-2 Liquidation Preference Amount, Series B-1 Liquidation Preference Amount, Series A-3 and Series C-1 Liquidation Preference Amount, Series A-2-I Liquidation Preference Amount and Series A-2 Liquidation Preference Amount pursuant to Section 2(a)(i) through (vii) of Schedule A shall be allocated to all the holders of the Shares of the Company on a pro-rata and as-converted basis in accordance with Section 2(a)(ix) of Schedule A below.

(ix)                              After distribution or payment in full of Series D Liquidation Preference Amount, Series C-2 Liquidation Preference Amount, Series B-2 Liquidation Preference Amount, Series B-1 Liquidation Preference Amount, Series A-3 and Series C-1 Liquidation Preference Amount, Series A-2-I Liquidation Preference Amount, Series A-2 Liquidation Preference Amount and Series A-1 Liquidation Preference Amount, or on a pro rata and as-converted basis for the relevant holders, as the case may be, pursuant to Section 2(a)(i) through (viii) of Schedule A, the remaining assets of the Company or proceeds received by the Company or its Shareholders available for distribution to Shareholders shall be distributed ratably among the holders of outstanding Ordinary Shares and holders of outstanding Preferred Shares (including holders of Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series A-2-I Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares and Series D Preferred Shares) on an as-converted basis.

(b)                                 Liquidation on Sale or Merger.  The following events shall be treated as a liquidation (each, a “Liquidation Event”) under this Section 2(b) of Schedule A unless waived by Majority Preferred Shareholders:

(i)                                     any consolidation, reorganization, amalgamation or merger of the Company and/or its Subsidiaries or shareholders of the Subsidiaries with or into any Person, Transfer of Shares by the Shareholders of the Company, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of Equity Securities of the Company and/or its Subsidiaries, in which the Shareholders of the Company or shareholders of the Subsidiaries immediately before such transaction own less than fifty percent (50%) of the voting power of the surviving company immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile);

(ii)                                  a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Group Companies of all or substantially all of the assets of the Group Companies;

(iii)                               a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Group Companies of all or substantially all of the intellectual property of the Group Companies;

(iv)                              Loss of Control; or

(v)                                 any other transaction having similar effects of any of the foregoing.

and upon any such event, any proceeds resulting to the Shareholders of the Company therefrom shall be distributed in accordance with the terms of Section 2(a) of Schedule A.

For the above item (i) and (ii) of the Liquidation Event, in addition to the approval by the Majority Preferred Shareholders, prior written consent of Antfin is required before the Company can enter into such arrangement, except where (x) Antfin will retain its corresponding shareholding percentage in the Company or any other entity that holds the material business or assets of the Company after such Liquidation Event, or (y) the valuation of the Company under such Liquidation Event is less than the post-money valuation of the Series C round of financing (i.e. USD1,968,984,527). For any transaction constituting the above item (i) and (ii) of the Liquidation Event, Antfin shall waive its liquidation preference pursuant to Section 2(a)(ii) of Schedule A (i.e. no Series C-2 Liquidation Preference Amount will be paid to Antfin) should Antfin retain its corresponding shareholding percentage in the Company or any other entity that holds the material business or assets of the Company after such Liquidation Event.

(c)                                  Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the Shareholders of the Company upon any such liquidation, dissolution, or winding up, including the Liquidation Event, shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring Person.  If the amount deemed paid or distributed under this Section 2 of Schedule A is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined in good faith by the Board (including the approval of Majority Investor Directors).  Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)                                     If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)                                  If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)                               If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including the approval of Majority Investor Directors).

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in Section 2(c)(i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board (including the approval of Majority Investor Directors), or by a liquidator if one is appointed.

The Majority Preferred Shareholders shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 2(c) of Schedule A, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board (including the approval of Majority Investor Directors) and the challenging parties, the cost of such appraisal to be borne by the challenging parties.

(d)                                 Allocation of Escrow or Contingent Consideration. In the event of a Liquidation Event pursuant to Section 2(b) of Schedule A, if any portion of the consideration payable to the Shareholders of the Company is placed into escrow, the relevant acquisition agreement shall provide that (i) the portion of such consideration that is placed in escrow shall be allocated among the holders of shares of the Company pro rata based on the amount of such consideration payable to each Shareholder (such that each Shareholder has the same percentage of the total consideration payable to it placed into escrow), and (ii) the portion of such consideration that is not placed in escrow shall be allocated among the holders of shares of the Company in accordance with Section 2(a) of Schedule A as if the total consideration payable to the Shareholders of the Company, without deduction for the escrowed amount, were being paid to the shareholders of the Company.

3.                                      Voting Rights

Subject to the provisions of the Memorandum and these Articles, at all general meetings of the Company: (i) the holder of each Ordinary Share issued and outstanding shall have one (1) vote in respect of each Ordinary Share held, and (ii) the holder of each Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s Shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s Shareholders is first solicited.  Subject to provisions to the contrary elsewhere in the Memorandum and these Articles, or as required by the Statute, the holders of Preferred Shares shall vote together with the holders of Ordinary Shares, and not as a separate class or series, on all matters put before the Shareholders.

4.                                      Conversion Rights

The holders of the Preferred Shares shall have the following rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares (once converted, the “Conversion Shares”).  Subject to the provisions of Section 4(b) of Schedule A, the number of Ordinary Shares to which a holder shall be entitled upon conversion of any Preferred Share shall be the quotient of the applicable Original Preferred Issue Price divided by the then-effective applicable Conversion Price.  The relevant “Conversion Price” shall initially equal the Original Preferred Issue Price, as applicable.  For the avoidance of doubt, the initial conversion ratio for Preferred Shares to Ordinary Shares shall be 1:1.

(a)                                 Optional Conversion.

(i)                                     Subject to and in compliance with the provisions of this Section 4(a) of Schedule A, and subject to compliance with the requirements of the Statute, any Preferred Share may, at the option of the holder thereof, be converted at any time into fully-paid and nonassessable Ordinary Shares based on the then-effective applicable Conversion Price.

(ii)                                  The holder of any Preferred Shares who desires to convert such shares into Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, or affidavit of lost certificate, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares.  Such notice shall state the number of Preferred Shares being converted.  Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Ordinary Shares to which the holder is entitled and shall update its register of Members.  No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of Preferred Shares upon the conversion of such Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward).  Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates, or affidavit of lost certificate, representing the Preferred Shares to be converted, and the person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date.

(b)                                 Automatic Conversion.

(i)                                     Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Preferred Share shall automatically be converted into Ordinary Share(s) (A) upon the closing of a Qualified IPO or (B) the date when the Company obtains the vote or consent of Majority Series A-1 Shareholders with respect to the conversion of the Series A-1 Preferred Shares, or the Majority Series A-2 Shareholders with respect to the conversion of the Series A-2 Preferred Shares, or the Majority Series A-3 Shareholders with respect to the conversion of the Series A-3 Preferred Shares, or the Majority Series A-2-I Shareholders with respect to the conversion of the Series A-2-I Preferred Shares, or the Majority Series B-1 Shareholders with respect to the conversion of the Series B-1 Preferred Shares, or the Majority Series B-2 Shareholders with respect to the conversion of the Series B-2 Preferred Shares, or the Majority Series C-1 Shareholders with respect to the conversion of the Series C-1 Preferred Shares, or the Majority Series C-2 Shareholders with respect to the conversion of the Series C-2 Preferred Shares, or the Majority Series D Shareholders with respect to the conversion of the Series D Preferred Shares, as the case may be, based on the then-effective applicable Conversion Price.

(ii)                                  The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.  The Company shall, as soon as practicable after receipt of certificates for Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled and shall update its register of Members.  No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward).  Any person entitled to receive Ordinary Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Ordinary Shares on the date of such conversion.

(c)                                  Mechanics of Conversion.  The Directors of the Company may effect the conversion of the Preferred Shares in any manner in compliance with applicable Law, including redeeming or repurchasing the Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)                                 Adjustments to Conversion Price.

(i)                                     Adjustment for Share Splits and Combinations.  If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased.  Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)                                  Adjustment for Ordinary Share Dividends and Distributions.  If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in Additional Equity Securities, the applicable Conversion Price then in effect shall be decreased (but not below par value) as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)                               Adjustments for Other Dividends.  If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)                              Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v)                                 Sale of Shares below the Conversion Price.

(A)                               Adjustment of Conversion Price upon Issuance of Additional Equity Securities.

In the event the Company shall at any time after the Second Original Series D Issue Date issue any of Additional Equity Securities, for a consideration per share (which shall not be less than par value) less than the applicable Conversion Price then in effect immediately prior to such issue, then the applicable Conversion Price of the affected Preferred Shares shall be reduced (but not below par value), concurrently with such issue to a price determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C). For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Conversion Price, as applicable, in effect immediately after such issue or sale of Additional Equity Securities;

“CP1” shall mean the Conversion Price, as applicable, in effect immediately prior to such issue or sale of Additional Equity Securities;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue or sale of Additional Equity Securities;

“B” shall mean the number of Ordinary Shares that would have been issued or sold if such Additional Equity Securities had been issued or sold at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue or sale by CP1); and

“C” shall mean the number of such Additional Equity Securities issued or sold in such transaction.

For purposes of the above calculation, the number of Ordinary Shares outstanding immediately prior to such issue or sale of Additional Equity Securities shall be calculated assuming conversion or exercise of all Ordinary Share Equivalents.

(B)                               Determination of Consideration.  For the purpose of making any adjustment to any applicable Conversion Price or the number of Ordinary Shares issuable upon conversion of the Preferred Shares, as provided above:

(1)                                 To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)                                 To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by the Board, including the approval of Majority Investor Directors), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(3)                                 If Additional Equity Securities are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Equity Securities shall be computed as that portion of the consideration received (as determined in good faith by the Board, including Majority Investor Directors) to be allocable to such Additional Equity Securities.

(C)                               No Exercise.  If all of the rights to exercise, convert or exchange any Ordinary Share Equivalents shall expire without any of such rights having been exercised, the applicable Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the applicable Conversion Price which would have been in effect had such adjustment not been made.

(vi)                              Other Dilutive Events.  In case any event shall occur as to which the other provisions of this Section 4 of Schedule A are not strictly applicable, but the failure to make any adjustment to any Conversion Price would not fairly protect the conversion rights of the applicable Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 4 of Schedule A necessary to preserve the conversion rights of such Preferred Shares.

(vii)                           Certificate of Adjustment.  In the case of any adjustment or readjustment of a Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such Preferred Shares at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Equity Securities issued or sold or deemed to have been issued or sold, (ii) the number of Additional Equity Securities issued or sold or deemed to be issued or sold, (iii) the applicable Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(viii)                        Notice of Record Date.  In the event the Company shall propose to take any action of the type or types requiring an adjustment to a Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give notice to the holders of such Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Preferred Shares.  In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(ix)                              Reservation of Shares Issuable Upon Conversion.  Subject to the Statute, the Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares and any convertible notes, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares and the convertible notes.  If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares or any convertible notes, the Company, subject to the Statute, will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(x)                                 Notices.  Any notice required or permitted pursuant to this Section 4 of Schedule A shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company.  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid. Any notice received in a day that is not a business day shall be deemed only to become effective on the immediately following business day.

(xi)                              Payment of Taxes.  The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Preferred Shares so converted were registered.

5.                                      Redemption.

(a)                                 (i)                                     Subject to the provisions of the Statute, the Memorandum and these Articles, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by resolution determine.

(ii)                                  Subject to the provisions of the Statute, the Memorandum and these Articles, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting (unless the redemption is in respect of the Preferred Shares in accordance with the provisions of these Articles) and may make payment therefore in any manner authorized by the Statute, including out of capital.

(iii)                               Notwithstanding any provisions to the contrary in this Schedule A, the Preferred Shares shall be redeemable at the option of holders of such Preferred Shares, as provided herein:

(1)                                 (A) At any time after the fifth (5th) anniversary of the First Original Series C-2 Issue Date, if the Company has not consummated a Qualified IPO by then, (B) in the event of any change in the applicable Laws of the PRC that invalidates the Cooperation Documents or results in the Company no longer Controlling the Domestic Companies (as defined in the Shareholders Agreement), or any breach of the Cooperation Documents, and such invalidity or breach cannot be or is not cured or settled in any manner to the satisfaction of any holder of Preferred Shares within 30 days after the occurrence of such event, or (C) in the event of any material breach of the Transaction Documents (as defined in the Series D Securities Subscription Agreement) which results in a Material Adverse Effect, and such breach cannot be or is not cured or settled in any manner to the satisfaction of any holder of Preferred Shares within 30 days after the occurrence of such breach, at the written request to the Company made by the Majority Series A-2 Shareholders and/or Majority Series A-3 Shareholders and/or Majority Series A-2-I Shareholders and/or any holder of Series B-1 Preferred Shares and/or any holder of Series B-2 Preferred Shares and/or any holder of Series C-1 Preferred Shares and/or any holder of Series C-2 Preferred Shares (other than Primavera) and/or any holder of Series D Preferred Shares holding more than 2% of the then outstanding shares of the Company (on an as converted and fully diluted basis) and/or Primavera if it holds at least 36,207,583 Series C-2 Preferred Shares originally issued to Primavera (subject to appropriate adjustments for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement), the Company shall redeem all or part of the then outstanding Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series A-2-I Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares (other than Series C-2 Preferred Shares held by Primavera), Series D Preferred Shares or Series C-2 Preferred Shares held by Primavera, as the case may be (each, a “Redeeming Preferred Share”), held by the relevant requesting holder(s) and other holders of the same class of shares as those held by the requesting holder(s), if requested by such other holders (each, a “Redeeming Shareholder”), at the following redemption prices (the “Redemption Prices”): (A) for each Series A-2 Preferred Share, equals to the amount at the Original Series A-2 Issue Price plus an annual internal rate of return of eight percent (8%) plus all accrued but unpaid dividends from the Original Series A-2 Issue Date, until the date of receipt by the holder thereof of the full respective Redemption Price, (B) for each Series A-3 Preferred Share and Series C-1 Preferred Share, equals to the amount at the Original Series A-3 Issue Price plus an annual internal rate of return of eight percent (8%) plus all accrued but unpaid dividends from the Original Series A-3 Issue Date, until the date of receipt by the holder thereof of the full respective Redemption Price, (C) for each Series A-2-I Preferred Share, equals to the amount at the Original Series A-2-I Issue Price plus an annual internal rate of return of eight percent (8%) plus all accrued but unpaid dividends from the Original Series A-2-I Issue Date, until the date of receipt by the holder thereof of the full respective Redemption Price, (D) for each Series B-1 Preferred Share, equals to the amount at the Original Series B-1 Issue Price plus an annual internal rate of return of eight percent (8%) plus all accrued but unpaid dividends from the Original Series B-1 Issue Date, until the date of receipt by the holder thereof of the full respective Redemption Price, (E) for each Series B-2 Preferred Share, equals to the amount at the Original Series B-2 Issue Price plus an annual internal rate of return of eight percent (8%) plus all accrued but unpaid dividends from the Original Series B-2 Issue Date, until the date of receipt by the holder thereof of the full respective Redemption Price (F) for each Series C-2 Preferred Share held by Tiger, equals to the amount at the Original Series C-2 Issue Price plus an annual internal rate of return of eight percent (8%) plus all accrued but unpaid dividends from the First Original Series C-2 Issue Date, until the date of receipt by the holder thereof of the full respective Redemption Price; (G) for each Series C-2 Preferred Share held by Antfin, Primavera, CMC, Joy Capital Opportunity, L.P., Banyan Partners Fund III, L.P., or Banyan Partners Fund III-A, L.P., equals to the amount at the Original Series C-2 Issue Price plus an annual internal rate of return of eight percent (8%) plus all accrued but unpaid dividends from the Second Original Series C-2 Issue Date, until the date of receipt by the holder thereof of the full respective Redemption Price; (H) for each Series D Preferred Share originally issued to CMC Downtown II Holdings Limited, equals to the amount at the Original Series D Issue Price plus an annual internal rate of return of eight percent (8%) plus all accrued but unpaid dividends from the First Original Series D Issue Date, until the date of receipt by the holder thereof of the full respective Redemption Price; and (I) for each Series D Preferred Share originally issued to Juneberry Investment Holdings Limited, equals to the amount at the Original Series D Issue Price plus an annual internal rate of return of eight percent (8%) plus all accrued but unpaid dividends from the Second Original Series D Issue Date, until the date of receipt by the holder thereof of the full respective Redemption Price.

(2)                                 Following receipt of any request for redemption, the Company shall within fifteen (15) business days give written notice of such request (the “Redemption Notice”) to each holder of record of Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series A-2-I Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares and Series D Preferred Shares, at the address last shown on the records of the Company for such holder(s).  Such notice shall indicate that the holders of Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series A-2-I Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares and/or Series D Preferred Shares have elected redemption of all or part of the Series A-2 Preferred Shares, Series A-3 Preferred Share, Series A-2-I Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares and/or Series D Preferred Shares pursuant to the provisions of the Section 5(a)(iii)(1) of Schedule A, specify the redemption date, and direct the holders of such shares to submit their share certificates to the Company on or before the scheduled redemption date.

(3)                                 The closing (the “Redemption Closing”) of the redemption of any Redeeming Preferred Share pursuant to this Section 5(a)(iii) of Schedule A will take place within thirty (30) days of the date of the Redemption Notice at the offices of the Company, or such other date or other place as the Redeeming Shareholders and the Company may mutually agree in writing.  At the Redemption Closing, subject to applicable Law, the Company will, from any source of assets or funds legally available therefor, redeem each Redeeming Preferred Share by paying in cash therefor the Redemption Price against surrender by such holder at the Company’s principal office of the certificate, or affidavit of lost certificate, representing such share.

(4)                                 In the event of any material breach of the Business Cooperation Agreement and such breach cannot be or is not cured or settled in any manner to the satisfaction of Antfin within thirty (30) days after the occurrence of such event, at the written request to the Company made by Antfin, the Company shall redeem all or part of the then outstanding Series C-2 Preferred Shares held by Antfin at the redemption prices per share equivalent to the amount at the Original Series C-2 Issue Price plus an annual internal rate of return of eight percent (8%) plus all accrued but unpaid dividends from the Closing Date (as defined in the Series D Securities Subscription Agreement), until the date of receipt by Antfin thereof of the full amount of the foregoing redemption price. The closing of the redemption of any of the then outstanding Series C-2 Preferred Shares held by Antfin pursuant to this Section 5(a)(iii)(4) of Schedule A will take place within thirty (30) days of the date of the receipt of written request at the offices of the Company, or such other date or other place as Antfin and the Company may mutually agree in writing.  At such closing, subject to applicable Law, the Company will, from any source of assets or funds legally available therefor, redeem each such Series C-2 Preferred Shares by paying in cash therefor the redemption price against surrender by Antfin at the Company’s principal office of the certificate, or affidavit of lost certificate, representing such share.

(b)                                          Insufficient Funds.  If the Company’s assets or funds which are legally available on the date that any redemption payment under this Section 5 of Schedule A is due are insufficient to pay in full all redemption payments to be paid at the Redemption Closing, or if the Company is otherwise prohibited by applicable Law from making such redemption, those assets or funds which are legally available shall be allocated as follows: (i) first, to the holders of Series D Preferred Shares that have exercised their redemption rights under this Section 5 of Schedule A, ratably in proportion to the aggregate Redemption Price each such holder of Series D Preferred Shares is otherwise entitled to receive, and on a pari passu basis amongst the holders of Series D Preferred Shares, (ii) following the payment in full of the Redemption Price to the holders of Series D Preferred Shares, to the holders of Series C-2 Preferred Shares that have exercised their redemption rights under this Section 5 of Schedule A, ratably in proportion to the aggregate Redemption Price each such holder of Series C-2 Preferred Shares is otherwise entitled to receive, and on a pari passu basis amongst the holders of Series C-2 Preferred Shares, (iii) following the payment in full of the Redemption Price to the holders of Series C-2 Preferred Shares, to the holders of Series B-2 Preferred Shares that have exercised their redemption rights under this Section 5 of Schedule A, ratably in proportion to the aggregate Redemption Price each such holder of Series B-2 Preferred Shares is otherwise entitled to receive, and on a pari passu basis amongst the holders of Series B-2 Preferred Shares, (iii) following the payment in full of the Redemption Price to the holders of Series B-2 Preferred Shares, to the holders of Series B-1 Preferred Shares that have exercised their redemption rights under this Section 5 of Schedule A, ratably in proportion to the aggregate Redemption Price each such holder of Series B-1 Preferred Shares is otherwise entitled to receive, and on a pari passu basis amongst the holders of Series B-1 Preferred Shares, and (iv) following the payment in full of the Redemption Price to the holders of Series B-1 Preferred Shares, to the holders of Series A-2 Preferred Shares, Series A-2-I Preferred Shares and Series A-3 Preferred Shares and the holder of Series C-1 Preferred Shares that have exercised their redemption rights under this Section 5 of Schedule A, ratably in proportion to the aggregate Redemption Price each such holder of Series A Preferred Shares or Series C-1 Preferred Share is otherwise entitled to receive, and on a pari passu basis amongst the holders of Series A Preferred Shares and holder of Series C-1 Preferred Shares.  Any Redeeming Preferred Share not redeemed in accordance with this Section 5 of Schedule A shall be carried forward and redeemed as soon as the Company has legally available funds to do so in accordance with the priority set forth hereunder and all assets or funds of the Company that become legally available for the redemption of shares shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due. Subject to applicable Law, each Group Company shall transfer its assets and funds to the Company to enable the Company to satisfy its obligations under this Section 5 of Schedule A. Without limiting any rights of the holders of Redeeming Preferred Shares which are set forth in these Articles, or are otherwise available under Law, the balance of any shares unredeemed and subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares, whereupon such shares will be redeemed. If the Company does not have sufficient cash to legally redeem all of the Redeeming Preferred Shares, any holder of the Redeeming Preferred Shares shall be entitled to request the Company, and the Company upon receipt of such request shall immediately, redeem such shares and in exchange issue to such holder a one (1) year promissory note with the principal amount of an amount equivalent to the unpaid redemption payment and the interest of 15% per year for such equivalent amount until the date of receipt of an amount equivalent to the full Redemption Price by such holder.

6.                                      Acts of the Company.

(a)                                 Consent of Majority Preferred Shareholders.  In addition to any other vote or consent required elsewhere in these Articles, the Shareholders Agreement or other Transaction Documents (as defined in the Series D Securities Subscription Agreement) or by any applicable statute, the Company shall not, either directly or indirectly, by amendment, waiver, merger, consolidation, scheme of arrangement, amalgamation or otherwise (or permit any Group Company to), take, permit to occur, approve, authorize or agree or commit to do any of the following actions (whether in a single transaction or a series of related transactions) without the prior affirmative approval or consent of the Majority Preferred Shareholders (which shall, with respect to the actions listed in Section 6(a)(xiv) of Schedule A, include the prior approval or consent of the Majority Series D Shareholders). Where a general meeting of Members is convened to consider any act listed in this Section 6 of Schedule A (Consent of Majority Preferred Shareholders) which requires a Special Resolution of the shareholders of the Company in accordance with the Statute and the consent of the Majority Preferred Shareholders is not obtained, such holders of the Preferred Shares (or their respective Conversion Shares, if applicable) (as adjusted for any share splits, share dividends recapitalizations or the like) who vote against the resolution shall have such number of votes equal to the votes of all Shareholders who vote for the resolution plus one (1):

(i)                                     adoption, amendment or termination of, or any increase in the share reserve under, the Option Plan or any other equity incentive, purchase or participation plan for the benefit of employees, officers, directors, contractors, advisors or consultants of the Group Companies;

(ii)                                  any creation of new Subsidiaries, joint ventures or partnerships, establishment of any Subsidiary by any Group Company, or disposal of any Subsidiary stock or all or substantially all of any Subsidiary assets;

(iii)                               any change of size or composition of the Board or any commitment thereof;

(iv)                              except to the extent as approved in the Annual Plan (as defined below) of the Group Companies or any Group Company, incurrence of any indebtedness or contingent indebtedness, provision of any loan, guarantee, mortgage, security or compensation to any third party or assume any financial obligation or issue, assume, guarantee or create any liability for borrowed money out of the ordinary course of business of any Group Company or in excess of US$5,000,000 within a Month in any single transaction or a series of transactions;

(v)                                 except to the extent as approved in the Annual Plan of the Group Companies or any Group Company, to the extent permitted by the Law any other action or transaction, including but not limited to sell, mortgage, pledge, lease, transfer or otherwise dispose of any of the Group Company’s assets (excluding any intellectual property owned by any Group Company) or its Subsidiaries in excess of US$5,000,000 in a single transaction or series of transactions, or entering into ABS (as defined in the Shareholders Agreement) arrangement in excess of US$20,000,000 in a single transaction or series of related transactions or US$20,000,000 in aggregate within a twelve (12)-Month period;

(vi)                              any sale, transfer, license, or other disposal of, or the incurrence of any lien on, any copyright, trademark, brand, patent, technology or other intellectual property owned by the Company and/or any Subsidiary;

(vii)                           any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Shares;

(viii)                        any authorization, designation or issuance, whether by reclassification or otherwise, of any new class or series of shares or any other securities convertible into Equity Securities of the Company or its Subsidiaries ranking on a parity with or senior to the Preferred Shares or any increase in the authorized or designated number of any such new class or series;

(ix)                              any action that authorizes, creates, issues, increases or decreases the authorized number of, or alter, reorganize, reclassify or otherwise recapitalize, any Equity Securities or debt security except for (A) Ordinary Shares issuable upon conversion of Preferred Shares and (B) any Equity Securities issued or issuable under the Option Plan with the approval of the Board (including the approval of Majority Investor Directors);

(x)                                 any purchase, repurchase, redemption or retirement of any Equity Securities, other than repurchases pursuant to share restriction agreements approved by the Board (including the approval of Majority Investor Directors) upon termination of a Director, employee or consultant;

(xi)                              any amendment or modification, alteration, repeal to or waiver of any provision of any of the memorandum or articles or similar organizational documents or by-laws of any Group Company or any other constitutional documents;

(xii)                           make or result in any acquisitions, sale of control, merger, consolidation, reclassification, recapitalization, split-off, spin off, restructuring or reorganization, liquidation, winding-up, dissolution or bankruptcy of or involving any Group Company, including any Liquidation Event , joint venture or partnership arrangements or incorporate any subsidiary or pass any resolution relating to the foregoing;

(xiii)                        engaging in any business materially different from that described in the then business plan, or ceasing any business undertaking of any Group Company;

(xiv)                       selecting the listing exchange or the underwriters for an IPO or approve the valuation, time, location, method and terms and conditions for the IPO of any of the Group Companies;

(xv)                          the commencement of or consent to any proceeding seeking (x) to adjudicate it as bankrupt or insolvent, (y) liquidation, winding up, dissolution, reorganization, or other arrangement under Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (z) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(xvi)                       any change or transfer in the equity ownership of any Group Company (other than the Company) or any amendment or modification to or waiver under any of the Cooperation Documents; or

(xvii)                    any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

(b)                                 Majority Investor Directors Consent.  In addition to any other vote or consent required elsewhere in these Articles, the Shareholders Agreement or other Transaction Documents or by any applicable statute, the Company shall not, either directly or indirectly, by amendment, waiver, merger, consolidation, scheme of arrangement, amalgamation or otherwise (or permit any Group Company to), take, permit to occur, approve, authorize or agree or commit to do any of the following actions (whether in a single transaction or a series of related transactions) without the prior affirmative approval or consent of a simple majority of the Board (including the affirmative approval or consent of Majority Investor Directors):

(i)                                     approval of, or any deviation or amendment of, the annual budget (including balance sheet, statement of cash flow and income statement), business plan, operation plan (including any capital expenditure budget, operating budget and financing plan and contingencies) and compensation plan (collectively, the “Annual Plan”), which shall be required before such Group Company can continue operations at the beginning of each year;

(ii)                                  except to the extent as approved in the Annual Plan, any expenditure in excess of RMB2,000,000 within a Month in any single transaction or series of transactions, or any aggregate expenditure in excess of RMB 5,000,000 in any single transaction or series of transactions;

(iii)                               appointment, approval, termination of the chairman, chief executive officer, president, general manager, chief operating officer, chief financial officer, chief technology officer or any senior manager or determination of the remuneration or compensation of the foregoing;

(iv)                              any change to the financial year, accounting methods or policies or appoint or change the Auditors;

(v)                                 any declaration, setting aside or payment of a dividend or other distribution; or adoption of, or any change of the dividend policy;

(vi)                              establishment of any company which engages in business activities similar to or related to the business of the Group Companies by any equity holders of the Company (other than the Investors) and/or its Affiliates;

(vii)                           Investment of cash or cash equivalents of the Company out of the ordinary business course of the Company;

(viii)                        issuing options or administrating the Company’s Option Plan or any other equity incentive plan, purchase or participation plan for the benefit of employees, officers, directors, contractors, advisors or consultants of the Group Companies;

(ix)                              the purchase by the Company of any securities, or any assets of any other company or person which is outside the ordinary course of business of the Company;

(x)                                 the increase in the compensation of any of the five (5) most highly compensated employees of any Group Company by more than 20% in a twelve (12) Month period;

(xi)                              any transaction between or among the Group Companies and with any Related Party in excess of RMB200,000 at any time in a single translation or in excess of RMB500,000 at any time in a series of transactions;

(xii)                           any commencement or settlement of any lawsuit, arbitration or dispute of any Group Company in excess of RMB10,000,000;

(xiii)                        purchase of any real property by any Group Company, or lease of any real property of any Group Company in excess of RMB2,000,000 at any time in a single translation or in excess of RMB5,000,000 at any time in a series of transactions; or

(xiv)                       any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

(c)                                  Majority Key Holders Consent. In addition to any other vote or consent required elsewhere in these Articles, the Shareholders Agreement or other Transaction Documents or by any applicable statute, the Company shall not, either directly or indirectly, by amendment, waiver, merger, consolidation, scheme of arrangement, amalgamation or otherwise (or permit any Group Company to), take, permit to occur, approve, authorize or agree or commit to do any of the following actions (whether in a single transaction or a series of related transactions) without the prior affirmative approval or consent of Majority Key Holders:

(i)                                     the commencement of or consent to any proceeding seeking (x) to adjudicate it as bankrupt or insolvent, (y) liquidation, winding up, dissolution, reorganization, or other arrangement under Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (z) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or

(ii)                                  appointment, approval, termination of chief operating officer, chief financial officer, chief technology officer or any senior manager or determination of the remuneration or compensation of the foregoing.

(d)                                 Antfin Consent. In addition to any other vote or consent required elsewhere in these Articles, the Shareholders Agreement or other Transaction Documents or by any applicable statute, the Company shall not, either directly or indirectly, by amendment, waiver, merger, consolidation, scheme of arrangement, amalgamation or otherwise (or permit any Group Company to), take, permit to occur, approve, authorize or agree or commit to do any of the following actions (whether in a single transaction or a series of related transactions) without the prior affirmative approval or consent of Antfin:

(i)                                   any transaction between or among any Group Company and any Ant Restricted Person involving the grant or amendment of any exclusivity of cooperation by such Group Company to any Ant Restricted Person;

(ii)                                entering into any joint venture, partnership, strategic alliance, strategic cooperation or similar arrangements with any Ant Restricted Person; or

(iii)                             entering into any agreement or understanding to effect any of the foregoing.

7.                                      Appointment and Removal of Directors.

(a)                                 There shall be a Board consisting of a maximum of nine (9) persons, unless increased by a resolution adopted by the Board and with the consent required pursuant to Section 6 of Schedule A.

(b)                                 All Directors shall be elected by a majority vote of outstanding Ordinary Shares and Preferred Shares (voting together and not as separate classes), the following persons shall be elected to the Board:

(i)                                     Antfin shall be entitled to elect one (1) Director of the Board (the “Antfin Director”);

(ii)                                  Tiger shall be entitled to elect one (1) Director of the Board (the “Tiger Director”);

(iii)                               CMC shall be entitled to elect one (1) Director of the Board (the “CMC Director”);

(iv)                              Joy Capital shall be entitled to elect one (1) Director of the Board (the “Joy Director”);

(v)                                 Kaiwu shall be entitled to elect one (1) Director of the Board (the “Kaiwu Director”);

(vi)                              Primavera shall be entitled to elect one (1) Director of the Board (the “Primavera Director”, together with Kaiwu Director, Antfin Director, Tiger Director, CMC Director, and Joy Director, the “Investor Directors” collectively);

(vii)                           Series A-1 Investor shall be entitled to appoint one (1) Director to serve on the Board of Directors; and

(viii)                        The Founders shall be entitled to elect two (2) Directors of the Board.

(c)                                  Each Director shall have one (1) vote. In the event of a tie, Gao Jing (高靖) shall cast the deciding vote.

(d)                                 Each Member agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to ensure that the size of the Board shall be set at nine (9) Directors.  It is further agreed that the board of directors of any other Group Company and other Subsidiaries of the Company (including in the event that the Company shall form or acquire any new Subsidiaries) shall have the same board composition with the Company as determined in accordance with Section 7(b) of Schedule A, and the Company and the Founders shall procure that such nominee(s) are appointed to the relevant board of directors of such other Group Company or Subsidiary. For the avoidance of doubt, each Investor Director shall have the right, but not the obligation, to serve as a member of any committee of the Board that may be established from time to time.

(e)                                  Each Member also agrees to vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no Director elected pursuant to Section 7(b) of Schedule A may be removed from office unless such removal is directed or approved by the person(s) or entity(ies) entitled under Section 7(b) of Schedule A to appoint that Director; and (ii) any vacancies created by the resignation, removal or death of a Director elected pursuant to Section 7(b) of Schedule A shall be filled pursuant to the provisions of Section 7(b) of Schedule A.  All Members agree to execute any written consents required to effectuate the obligations of these Articles, and the Company agrees at the request of any Member entitled to appoint Directors to call a special meeting of Shareholders for the purpose of electing Directors.

8.                                      Termination.

The provisions provided in this Schedule A shall terminate upon the consummation of a Qualified IPO.